Exhibit 99.1

SORL Auto Parts Reports 14.6% Increase in Income From Operations
in the 2017 Second Quarter

ZHEJIANG, China, August 14, 2017-- SORL Auto Parts, Inc. (NASDAQ: SORL) ("SORL" or the "Company"), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced its unaudited financial results for the second quarter of 2017 and the first six months ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Net sales increased 22.7% to $90.2 million compared with $73.5 million in the second quarter last year;

•	Gross margin was 26.3% in the second quarter of 2017 compared to 28.0% in the same period of 2016;

•	Income from operations increased 14.6% to $8.8 million from $7.7 million in the same quarter last year.

First Six Months of 2017 Financial Highlights

•	Net sales increased 28.8% to $164.1 million compared with $127.4 million in same period of last year;
•	Operating income increased 109.7% to $18.4 million from $8.8 million in the same period in 2016;
•	Net income attributable to stockholders increased 66.2% to $12.8 million, or $0.67 per basic and diluted share, compared with $7.7 million, or $0.40 in the same period of 2016.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated,” We achieved solid growth in all three business lines led by a 28.8% increase in the segment of our China domestic OEM market. We continued to gain market share as our growth outperformed the overall commercial OEM vehicle market.”

Second Quarter 2017 Financial Performance

For the second quarter of 2017, net sales increased by 22.7% to $90.2 million from $73.5 million for the second quarter of 2016. Revenues from the Company's domestic OEM customers increased by 28.9% to $47.3 million from $36.7 million in the second quarter of 2016. Commercial vehicle production and sales increased in the second quarter of 2017 and SORL continued to increase its leading market position. Sales from China's domestic aftermarket increased 20.1% to $22.7 million in the second quarter of 2017 from $18.9 million in the same quarter of 2016. Higher product sales due to the expiration of OEM warranties from prior new vehicle sales drove the Company’s aftermarket business in China. Also, the Chinese government’s increased support for public transportation due to greater urbanization expanded SORL’s bus aftermarket sales. Revenues from international markets increased 12.8% to $20.2 million from $17.9 million in the second quarter of 2016 primarily due to a larger customer base.

The gross profit for the second quarter of 2017 increased 15.5% to $23.7 million from $20.6 million for the second quarter of 2016. Gross margin for the second quarter of 2017 was 26.3%, compared with a gross margin of 28.0% in the same quarter of 2016. The decrease in gross margin was primarily due to increased sales promotions during the period and higher raw material costs.

Operating expenses increased 12.2% to $16.2 million from $14.4 million in the second quarter of 2016. Operating expenses rose due to higher research and development and selling and distribution expenses with flat general and administrative expenses in the second quarter of 2017. As a percentage of revenue, operating expenses were 18.9% in the second quarter of 2017, compared with 19.6% in the second quarter of 2016.

•	Selling and distribution expenses were $9.0 million, or 10.0% of quarterly revenues, compared with $7.1 million, or 9.7% in the same quarter of 2016. The increase in expenses was mainly due to higher packaging and transportation costs as unit sales rose.

•	General and administrative ("G&A") expenses in the second quarter of 2017 were $4.7 million, or 5.2% of revenue, compared with $4.9 million, or 6.7% in the second quarter of 2016.

•	Research and development ("R&D") expenses were $2.5 million in the second quarter of 2017 compared with $2.4 million in the same quarter of 2016. As a percentage of revenue, R&D was 2.8% in the second quarter of 2017 and compared with 3.2% of revenue in the second quarter of 2016. The R&D program mainly focused on the development of new, higher-margin, electronically controlled mechatronic products and to upgrade the Company's legacy brake products to build market leadership.

Income from operations increased 14.6% to $8.8 million in the second quarter of 2017 compared with $7.7 million in the same quarter of 2016.

Other income was only $50 in the second quarter of 2017 compared to $0.85 million in the same quarter of 2016.

Financial expenses were $0.5 million in the second quarter of 2017 compared with $0.1 million in the second quarter of 2016. The increase was due to a rise in interest rates and a higher amount of average loans outstanding.

Income before income taxes was $7.9 million for the second quarter of 2017 compared to $9.3 million for the second quarter of 2016. The pretax income margin was 8.8% in the second quarter of 2017, compared with 12.7% in the second quarter of 2016.

The provision for income taxes was $1.3 million in both the second quarters of 2017 and 2016.

Net income attributable to stockholders for the second quarter of 2017 decreased to $5.9 million, or $0.31 per basic and diluted share, compared with $7.2 million, or $0.37 on per basic and diluted share, in the second quarter of 2016.

First Six Months 2017 Financial Performance

Net sales for the first six months of 2017 increased 28.8% to $164.1 million from $127.4 million for the first six months of 2016. Net sales from the Company's China OEM market increased 37.3% to $89.1 million from $64.8 million in the same period in 2016. Revenues from China's domestic aftermarket increased 27.1% to $40.8 million from $32.1 million in the first six months of 2016. Revenues from international markets increased 12.5% to $34.2 million from $30.4 million in the first six months of 2016.

Gross profit for the first six months of 2017 increased 26.3% to $44.3 million from $35.0 million in the same period in 2016. Gross margin for the six months ended June 30, 2017, was 27.0% compared to 27.5% for the first six months of 2016.

Operating income for the first six months of 2017 increased 109.7% to $18.4 million from $8.8 million in the same period in 2016. Operating margin was 11.2% versus 6.9% in first six months of 2016.

Net income attributable to stockholders for the first six months of 2017 was $12.8 million, or $0.67 per basic and diluted share, compared with $7.7 million, or $0.40 per basic and diluted share, in the same period in 2016.

Balance Sheet

As of June 30, 2017, the Company had cash and cash equivalents of $7.9 million. Inventories increased to $84.0 million at June 30, 2017 from $65.8 million at December 31, 2016. Bank acceptance notes from customers increased to $55.1 million on June 30, 2017 from $42.7 million, and accounts receivables were $121.2 million compared with $102.1 million on December 31, 2016. Total equity was $180.8 million at June 30, 2017. On June 30, 2017, working capital was $91.0 million with a current ratio of 1.5 to 1.

Business Outlook

For the fiscal year 2017, management has reiterated its expectation for annual net sales to be approximately $315 million and net income to be approximately $27.5 million. These targets are based on the Company's current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Monday, August 14, 2017 at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its 2017 second quarter and six months results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86-400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 8:00 A.M. EDT on September 14, 2017, or 8:00 P.M. Beijing Time on September 15, 2017. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID "19821" to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors

646-726-6511
kevin.theiss@awakenlab.com

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    SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2017 and December 31, 2016

	June 30, 2017		December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	7,892,336	US$	8,057,155
Accounts receivable, net, including $0 and $5,025,509 from related parties at June 30, 2017 and December 31, 2016, respectively		121,195,863		102,129,294
Bank acceptance notes receivable		55,051,719		42,697,276
Inventories		84,010,792		65,776,517
Prepayments, current		5,505,494		10,797,601
Restricted cash		362,390		5,476,621
Other current assets		4,402,609		1,124,608
Deferred tax assets		3,282,926		3,210,575
Total Current Assets		281,704,129		239,269,647

Property, plant and equipment, net		64,897,237		53,737,706
Land use rights, net		8,364,804		8,309,333
Intangible assets, net		7,279		11,438
Prepayments, non-current		16,530,890		-
Total Non-current Assets		89,800,210		62,058,477
Total Assets	US$	371,504,339	US$	301,328,124

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $4,063,994 and $1,953,707 due to related parties at June 30, 2017 and December 31, 2016, respectively	US$	66,616,160	US$	65,672,626
Deposit received from customers		31,797,486		22,733,742
Short term bank loans		47,005,701		27,416,376
Income tax payable		1,466,131		996,522
Accrued expenses		17,999,096		20,103,392
Due to related party		23,299,371		-
Other current liabilities		2,517,997		2,013,943
Total Current Liabilities		190,701,942		138,936,601

Total Liabilities		190,701,942		138,936,601

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of June 30, 2017 and December 31, 2016		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of June 30, 2017 and December 31, 2016		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		16,414,768		15,129,935
Accumulated other comprehensive income		9,838,499		6,117,042
Retained earnings		157,916,027		146,352,530
Total SORL Auto Parts, Inc. Stockholders' Equity		155,625,249		139,055,462
Noncontrolling Interest In Subsidiaries		25,177,148		23,336,061
Total Equity		180,802,397		162,391,523
Total Liabilities and Equity	US$	371,504,339	US$	301,328,124

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For The Three and Six Months Ended June 30, 2017 and 2016 (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016

Sales	US$	90,214,630	US$	73,535,732	US$	164,110,411	US$	127,372,460
Include: sales to related parties		900,859		3,968,105		3,927,783		6,548,951
Cost of sales		66,507,343		52,941,316		119,855,419		92,338,965
Gross profit		23,707,287		20,594,416		44,254,992		35,033,495

Expenses:
Selling and distribution expenses		8,985,562		7,125,085		14,594,185		12,687,517
General and administrative expenses		4,710,522		4,909,129		8,755,435		11,838,987
Research and development expenses		2,481,563		2,379,962		4,536,659		4,123,649
Total operating expenses		16,177,647		14,414,176		27,886,279		28,650,153

Other operating income, net		1,253,856		1,484,939		2,042,324		2,399,144

Income from operations		8,783,496		7,665,179		18,411,037		8,782,486

Interest income		11,475		925,586		22,025		1,013,688
Government grants		84,395		140,255		113,304		145,012
Other income		50		845,165		714		890,754
Interest expenses		(542,176)		(126,113)		(1,023,336)		(300,573)
Other expenses		(442,608)		(129,663)		(650,139)		(767,292)

Income before income taxes provision		7,894,632		9,320,409		16,873,605		9,764,075

Income taxes provision		1,311,509		1,277,277		2,597,683		1,242,453

Net income	US$	6,583,123	US$	8,043,132	US$	14,275,922	US$	8,521,622

Net income attributable to noncontrolling interest in subsidiaries		658,312		804,313		1,427,592		852,162

Net income attributable to common stockholders	US$	5,924,811	US$	7,238,819	US$	12,848,330	US$	7,669,460

Comprehensive income:

Net income	US$	6,583,123	US$	8,043,132	US$	14,275,922	US$	8,521,622
Foreign currency translation adjustments		3,223,520		(4,596,167)		4,134,952		(3,489,527)
Comprehensive income		9,806,643		3,446,965		18,410,874		5,032,095
Comprehensive income attributable to noncontrolling interest in subsidiaries		980,664		344,696		1,841,087		503,209
Comprehensive income attributable to common stockholders	US$	8,825,979	US$	3,102,269	US$	16,569,787	US$	4,528,886

Weighted average common share - basic		19,304,921		19,304,921		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921		19,304,921		19,304,921

EPS - basic	US$	0.31	US$	0.37	US$	0.67	US$	0.40

EPS - diluted	US$	0.31	US$	0.37	US$	0.67	US$	0.40

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For The Six Months Ended June 30, 2017 and 2016 (Unaudited)

	Six Months Ended June 30,
	2017		2016

Cash Flows From Operating Activities
Net income	US$	14,275,922	US$	8,521,622
Adjustments to reconcile net income to net cash
used in operating activities:
Allowance for doubtful accounts		381,715		5,399,425
Depreciation and amortization		4,187,811		3,436,677
Deferred income tax		4,566		(950,451)

Changes in assets and liabilities:
Accounts receivable		(16,819,493)		(19,302,545)
Bank acceptance notes receivable		3,181,918		(14,353,761)
Other currents assets		(3,197,226)		566,936
Inventories		(16,436,720)		14,139,460
Prepayments, current		4,815,945		(7,284,955)
Prepaid capital lease interest		-		69,239
Accounts payable and bank acceptance notes to vendors		(395,358)		1,817,414
Income tax payable		438,458		1,466,704
Deposits received from customers		8,402,222		3,782,517
Other current liabilities and accrued expenses		(2,087,738)		535,090
Net Cash Flows Used In Operating Activities		(3,247,978)		(2,156,628)

Cash Flows From Investing Activities
Change in short term investments		-		57,261,374
Acquisition of property, plant, and equipment and land use right		(29,561,593)		(7,315,047)
Advance to related party		-		(18,247,384)
Repayment of advance to related party		-		18,247,384
Change in restricted cash		5,198,792		377,608
Net Cash Flows Provided By (Used In) Investing Activities		(24,362,801)		50,323,935

Cash Flows From Financing Activities
Proceeds from bank loans		41,540,998		31,796,224
Repayment of bank loans		(23,035,449)		(29,597,070)
Distribution to controlling shareholder in connection with plant and land use rights exchange with entity under common control		-		(70,781,668)
Repayment of capital lease		-		(1,779,040)
Proceeds from related party		62,786,671		-
Repayment to related party		(54,076,148)		-
Net Cash Flows Provided By (Used In) Financing Activities		27,216,072		(70,361,554)

Effects on changes in foreign exchange rate		229,888		271,744

Net change in cash and cash equivalents		(164,819)		(21,922,503)

Cash and cash equivalents - beginning of the period		8,057,155		30,230,828

Cash and cash equivalents - end of the period	US$	7,892,336	US$	8,308,325

Supplemental Cash Flow Disclosures:
Interest paid	US$	785,502	US$	450,677
Income taxes paid	US$	2,154,659	US$	1,288,659

Non-cash Investing and Financing Transactions:
Transfer of plant and land use right to entity under common control	US$	-	US$	17,342,372
Liabilities assumed in connection with the plant and land use right exchange	US$	-	US$	5,351,196
Loan from related party in form of bank acceptance notes	US$	14,375,855	US$	-